United States
Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K
Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report: January 18, 2012

REALTY INCOME CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	1-13374	33-0580106
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

600 La Terraza Boulevard, Escondido, California 92025-3873
(Address of principal executive offices)

(760) 741-2111
(Registrant's telephone number, including area code)

N/A
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On January 18, 2012, Realty Income Corporation (the “Company”) issued a press release announcing that during 2011, the Company invested approximately $1 billion in 164 properties.  The properties are located in 26 states and are 100% leased to 22 tenants in 17 different industries, with an initial average lease yield of approximately 7.8%.

The Company announced that Friendly Ice Cream Corporation (“Friendly’s”), one of the Company’s tenants, was emerging from voluntary reorganization under Chapter 11 Federal Bankruptcy Laws (which they had filed for on October 5, 2011).  Friendly’s accepted 102 of their 121 leases with the Company, while they rejected 19 leases, representing approximately $1.8 million of annualized rent.  Overall, post-bankruptcy, assuming re-lease of the 19 rejected properties and rent concessions on some other properties, the Company estimates that it will recover approximately 80% of the $16.1 million of annualized rent that Friendly’s was paying the Company before the bankruptcy filing.

Additionally, the Company announced that Buffets Holdings, Inc. (“Buffets”), another one of the Company’s tenants, was filing for reorganization under Chapter 11 Federal Bankruptcy Laws. Buffets leases 86 properties from the Company that, as of December 31, 2011, represented approximately $18.2 million, or 3.9% of the Company’s rental revenue.  The Company anticipates that Buffets will reject the leases of 7 of the Company’s 86 properties, representing approximately $1.8 million of annualized rent.  The Company and Buffets have also reached a preliminary agreement (subject to court approval) regarding modifications to some of Buffets other leases with the Company. Overall, post-bankruptcy, assuming re-lease of the 7 rejected properties and rent concessions on some other properties, the Company estimates that it will recover approximately 65% of the $18.2 million of annualized rent that Buffets was paying the Company before the bankruptcy filing.

Any properties returned to the Company by Friendly’s and Buffets will be immediately available for re-lease to other tenants.  As part of the press release announcing these items, the Company updated its 2011 and 2012 earnings guidance to include the anticipated impact of the Friendly’s reorganization, the Buffets Chapter 11 bankruptcy filing and possible bankruptcy filings by other tenants, which could equate to approximately 2% to 3% of its portfolio rents.

A copy of the press release is attached hereto as Exhibit 99.1.  The information contained in Item 7.01 of this Current Report on Form 8-K and the information contained in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, whether made before or after the date hereof, regardless of any general incorporation language in any such filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1 Press release dated January 18, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 18, 2012	REALTY INCOME CORPORATION
	By:	/s/ MICHAEL R. PFEIFFER
Michael R. Pfeiffer
Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.                                Description

99.1	Press release dated January 18, 2012